EXHIBIT 5.1

May 27, 2011

Pacific Capital Bancorp

1021 Anacapa Street

Santa Barbara, California 93101

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Pacific Capital Bancorp, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-3 on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration for resale of (a) 3,608,332 shares of common stock, $0.001 par value per share, of the Company (“Shares”); (b) warrants to purchase 15,120.03 shares of common stock (the “Warrants”); and (c) 15,120 shares of common stock that may be issued and sold upon exercise of the Warrants (the “Warrant Shares,” and together with the Shares and the Warrants, the “Securities”). All of the Securities are being registered on behalf of certain selling securityholders of the Company (the “Selling Securityholders”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction to be authentic, of such corporate and public records, certificates of officers of the Company and public officials, and other documents as we have deemed necessary or appropriate as a basis for the expression of the opinions set forth below. In conducting our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or specimens, the conformity of the text of each document filed with the SEC to the actual documents reviewed by us and used by the Company, and the accuracy of the matters set forth in all documents we reviewed.

As to matters of fact relevant to our opinions, we have relied without investigation upon certificates and written statements of officers of the Company and other information obtained from the Company. We have not undertaken any independent investigation to determine the existence or absence of the facts set forth in such certificates or written statements that are relevant to our opinions.

Based upon the foregoing and subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that:

1. The Shares and the Warrants have been duly authorized and are validly issued, fully paid and nonassessable;

2. Upon issuance in accordance with the terms of the Warrants, the Warrant Shares to be sold by the Selling Securityholders will be duly authorized, validly issued, fully paid and nonassessable; and

3. The Warrant constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

695 Town Center Drive, Suite 1400, Costa Mesa, California 92626 Telephone: 714.371.2500 Fax: 714.371.2550

Albany | Los Angeles | Mexico City | New York | Orange County | Palo Alto | Sacramento | Washington, D.C.

Pacific Capital Bancorp

May 27, 2011

The opinions are limited to the laws of the State of Delaware and the State of New York, and we express no opinion as to the laws, orders or judgments of any other jurisdiction. Further, the opinions are based solely upon existing laws, rules and regulations as of the date hereof, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof. The opinions are expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

This opinion letter is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP